                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                       TRANS FINANCIAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                             TRANS FINANCIAL, INC.
                              500 EAST MAIN STREET
                         BOWLING GREEN, KENTUCKY 42101

                                                               February 28, 1997

To Our Shareholders:

    You are cordially invited to attend the Annual Meeting of Shareholders of Trans Financial, Inc. (the "Company"), scheduled for 3:00 p.m., Central Time, on Monday, April 28, 1997 at the Bowling Green - Warren County Convention Center, 1021 Wilkinson Trace, Bowling Green, Kentucky. Holders of the Company's outstanding shares of common stock as of February 21, 1997 are entitled to vote at the Annual Meeting.

    Accompanying this letter are the Annual Report of the Company, a notice of the meeting, a proxy card and a proxy statement relating to the meeting. The proxy statement contains information relating to the actions to be taken at the meeting. We urge you to review the Annual Report and the proxy statement in their entirety in order that you may be fully informed about the matters to be considered at the meeting. After reviewing the enclosed materials, we urge you to complete the proxy card and return it to us in the enclosed envelope.

    In addition to the specific matters set forth in the enclosed notice of the meeting, we look forward to discussing with you at the meeting any questions you may have concerning the operation of the Company during the past year.

    Whether or not you plan to attend the meeting in person, please mark, sign and return the enclosed proxy card. If you do attend the meeting and desire to vote in person, you may do so even though you have previously sent in a proxy card.

                                    Sincerely,

                                    Thomas R. Wallingford

                                    Chairman of the Board

                                    Vince A. Berta

                                    President and Chief Executive Officer

                             TRANS FINANCIAL, INC.
                              500 EAST MAIN STREET
                         BOWLING GREEN, KENTUCKY 42101

                                ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

    Notice is hereby given that the Annual Meeting of Shareholders of Trans Financial, Inc. (the "Company") will be held on Monday, April 28, 1997, at 3:00 p.m., Central Time, at the Bowling Green - Warren County Convention Center, 1021 Wilkinson Trace, Bowling Green, Kentucky, for the following purposes:

        1. For the election of four Class III directors of the Company to hold office in accordance with the terms and conditions set forth in the accompanying proxy statement;

        2. To consider a proposal to approve the Trans Financial, Inc. 1996 Consolidated Stock Option Plan; and

        3. To consider and act upon such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

    Whether or not you plan to attend the Annual Meeting in person, please mark, sign and return the enclosed proxy card as soon as possible in the enclosed stamped, addressed envelope. If you do attend the Annual Meeting and desire to vote in person, you may do so even though you have previously sent in a proxy card. Only shareholders of record at the close of business on February 21, 1997 will be entitled to notice of, and to vote at, the meeting. The stock transfer books of the Company will not be closed.

                                          By Order of the Board of Directors,

                                          Jay B. Simmons

                                          Senior Vice President

                                          General Counsel and Secretary

February 28, 1997

                             TRANS FINANCIAL, INC.
                              500 EAST MAIN STREET
                         BOWLING GREEN, KENTUCKY 42101

                                ----------------

                                PROXY STATEMENT
                               FEBRUARY 28, 1997

                                ---------------

                              GENERAL INFORMATION

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Trans Financial, Inc. (the "Company") of proxies for the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on April 28, 1997, at the Bowling Green - Warren County Convention Center, 1021 Wilkinson Trace, Bowling Green, Kentucky, at 3:00 p.m. It is anticipated that this Proxy Statement will first be mailed to the shareholders on February 28, 1997.

    Anyone executing and delivering a proxy has the power to revoke it at any time prior to the establishment of a quorum at the Annual Meeting. Such revocation must be in writing and delivered to the Secretary of the Company prior to the time the presence of a quorum has been determined and declared. Any valid and unrevoked proxy will be voted as specified in the proxy. IF NO SPECIFICATION TO THE CONTRARY IS MADE, THE PROXY WILL BE VOTED FOR THE NOMINEES FOR DIRECTORS, AND FOR THE PROPOSAL TO APPROVE THE TRANS FINANCIAL, INC. 1996 CONSOLIDATED STOCK OPTION PLAN, ALL IN ACCORDANCE WITH THE TERMS AND CONDITIONS SET FORTH IN THIS PROXY STATEMENT.

    The solicitation of proxies will be made primarily by mail, and the Company will bear the cost thereof. Certain officers and directors of the Company and persons acting under their instructions, who will not be specifically compensated for such services, may also solicit proxies on behalf of management by means of telephone, personal interviews and mail. The cost of such additional solicitation, if any, will not be material. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in doing so. In addition, the Company has retained Georgeson & Co., Inc. to assist in the solicitation of proxies from the Company's shareholders. The fees to be paid to such firm for such services by the Company are not expected to exceed $8,500, plus reasonable out-of-pocket costs and expenses.

    At the Annual Meeting, shareholders will elect four directors to serve as Class III directors of the Company. In addition, as disclosed in the Notice of the Annual Meeting, a proposal will be submitted to shareholders at the Annual Meeting to approve a new stock option plan which will consolidate the remaining shares available under the Company's existing incentive stock option plans and authorize an additional 200,000 shares to be optioned. Only shareholders of record at the close of business on February 21, 1997 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting.

                               SHARES AND VOTING

    On the Record Date, there were issued and outstanding 11,399,494 shares of common stock of the Company ("Common Stock"). Holders of Common Stock are entitled to one vote for each share held on the Record Date on all matters presented to the shareholders at the Annual Meeting, except that, in the election of directors, cumulative voting rules will apply. Under cumulative voting, each shareholder is entitled to cast as many votes in the aggregate as shall equal the number of shares of Common Stock owned by him or her multiplied by the number of directors to be elected. Each shareholder, or his or her proxy, may cast all of his or her votes (as thus determined) for a single nominee for director or may distribute them among two or more nominees, in the shareholder's discretion. As to the authority of the persons named as proxies in the accompanying proxy card to cumulate votes, see the section entitled ELECTION OF DIRECTORS. Under cumulative voting, the four nominees receiving the most votes cast for the election of directors at the Annual Meeting will be elected, which means that abstentions and broker non-votes will have no effect on the outcome of the vote.

    Shareholders are being asked to approve the Trans Financial, Inc. 1996 Consolidated Stock Option Plan. An affirmative vote of a majority of the shares of the Company's Common Stock represented in person or by proxy at the Annual Meeting and entitled to vote on the proposal is necessary for approval. Abstentions and broker non-votes will have the effect of a "No" vote.

                    VOTING SECURITIES AND OWNERSHIP THEREOF

    As of the Record Date, to the knowledge of the Company, no person or entity beneficially owned more than five percent (5%) of the issued and outstanding shares of Common Stock, which is the only class of stock of the Company entitled to vote at the Annual Meeting, except as follows:

                                                                                                          PERCENT
                                            NAME AND ADDRESS                               NUMBER        OF CLASS
 TITLE OF CLASS                            OF BENEFICIAL OWNER                           OF SHARES      OUTSTANDING
-----------------  -------------------------------------------------------------------  ------------  ---------------
Common Stock       Trans Financial Bank, National Association, as Trustee of the Trans    916,076(1)         8.04%
                     Financial Savings Investment Plan and as Trustee of the Trans
                     Financial Employee Stock Ownership Plan
                   500 East Main Street
                   Bowling Green, Kentucky 42101

------------

(1) Includes 389,445 shares (or 3.42% of those outstanding) held as Trustee under the Trans Financial Savings Investment Plan ("Savings Investment Plan") and 526,631 shares (or 4.62% of those outstanding) held as Trustee under the Trans Financial Employee Stock Ownership Plan ("ESOP"). The Common Stock was acquired in open market transactions pursuant to the terms of the Savings Investment Plan and the ESOP. Shares of Common Stock allocated to the accounts of ESOP participants are voted by the participants, and the Bank disclaims beneficial ownership of these shares. As of the Record Date, shares aggregating 572,555 (or 5.02% of those outstanding) held in the Savings Investment Plan or held in the ESOP and not yet allocated to participants' accounts may be voted by the Trustee.

    The following table sets forth information as of the Record Date relating to the ownership of Common Stock by each director and nominee, the Company's Chief Executive Officer, and each of the other "Named Executive Officers" (as such term is defined in EXECUTIVE COMPENSATION AND OTHER INFORMATION) employed by the Company as of the Record Date, and by all directors, nominees for director and executive officers of the Company as a group. Except where otherwise stated, sole voting and investment power are held by the beneficial owners named.

                                                                              AMOUNT AND
                                                                              NATURE OF
                                                                              BENEFICIAL        PERCENT OF CLASS
 TITLE OF CLASS                           NAME                                OWNERSHIP            OUTSTANDING
-----------------  ---------------------------------------------------  ----------------------  -----------------
Common Stock       Vince Berta                                                    18,859(1)             0.17%
Common Stock       Barry D. Bray                                                  79,966(2)             0.70%
Common Stock       James G. Campbell                                               9,391(3)             0.08%
Common Stock       Mary D. Cohron                                                 21,425                0.19%
Common Stock       Tommy Cole                                                     19,379(4)             0.17%
Common Stock       Floyd H. Ellis                                                 28,465                0.25%
Common Stock       David B. Garvin                                               353,203(5)             3.10%
Common Stock       Wayne Gaunce                                                   28,162(6)             0.25%
Common Stock       C.C. Howard Gray                                                8,668                0.08%
Common Stock       Charles A. Hardcastle                                          50,420(7)             0.44%
Common Stock       Carroll Knicely                                                30,271(8)             0.27%
Common Stock       C. Cecil Martin                                                59,388(9)             0.52%
Common Stock       Frank Mastrapasqua                                             70,505                0.62%
Common Stock       James D. Scott                                                148,294(10)            1.30%
Common Stock       Ronald Szejner                                                 21,445(11)            0.19%
Common Stock       William B. Van Meter                                           78,182(12)            0.69%
Common Stock       Thomas R. Wallingford                                          43,590(13)            0.38%
Common Stock       Directors, nominees for director and executive              1,143,329(14)            9.95%
                   officers as a group (26 persons)

------------

 (1) Includes 1,943 shares held by the Company's Savings Investment Plan, 1,582 shares held by the Company's ESOP, and 6,333 shares subject to options granted under the Company's stock option plans that Mr. Berta could exercise within 60 days of the Record Date.

 (2) Includes 14,564 shares held by the Company's Savings Investment Plan, 9,099 shares held by the Company's ESOP, 2,133 shares owned by Mr. Bray's wife, and 34,354 shares subject to options granted under the Company's stock option plans that Mr. Bray could exercise within 60 days of the Record Date.

 (3) Includes 2,724 shares held by the Company's Savings Investment Plan, 1,234 shares held by the Company's ESOP, and 5,333 shares subject to options granted under the Company's stock option plans that Mr. Campbell could exercise within 60 days of the Record Date.

 (4) Includes 2,756 shares held by the Company's Savings Investment Plan, 5,974 shares held by the Company's ESOP, and 10,632 shares subject to options granted under the Company's stock option plans that Mr. Cole could exercise within 60 days of the Record Date.

 (5) Includes 2,662 shares owned by Mr. Garvin's children.

 (6) Includes 23,280 shares owned by Mr. Gaunce's wife.

 (7) Includes 7,939 shares owned by Mr. Hardcastle's wife and 25,962 shares owned by B.G. Chemicals, Inc., of which Mr. Hardcastle is a part owner.

 (8) Includes 6,683 shares owned by Mr. Knicely's wife.

 (9) Includes 29,052 shares owned by Mr. Martin's wife and 3,333 shares owned by Center of Insurance, Inc., of which Mr. Martin is a part owner.

(10) Includes 35,000 shares owned by Mr. Scott's wife.

(11) Includes 20,982 shares held by the Company's Savings Investment Plan and 463 shares held by the Company's ESOP.

(12) Includes 3,500 owned by a partnership, of which Mr. Van Meter is a general partner.

(13) Includes 5,618 shares owned by a revocable trust for the benefit of Mr. Wallingford's wife, of which Mr. Wallingford is the sole trustee.

(14) Includes 93,723 shares subject to options granted under the Company's stock option plans that executive officers could exercise within 60 days of the Record Date.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's executive officers and directors and persons who own more than ten percent (10%) of the Company's Common Stock to file with the Securities and Exchange Commission ("SEC") reports of ownership and changes in ownership. Based solely on its review of the forms filed with the SEC, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that everyone who was an executive officer, director or greater than 10% beneficial owner at any time during 1996 complied with all filing requirements applicable to them during 1996, with the following exceptions. Mr. Garvin filed two late reports, covering eight transactions not reported on a timely basis. Mr. Martin filed one late report, covering four transactions not reported on a timely basis. Michael Norris, an executive officer, filed one late report covering one transaction not reported on a timely basis. Mr. Scott filed three late reports, covering four transactions not reported on a timely basis. Mr. Van Meter filed one late report, covering seven transactions not reported on a timely basis. Douglas M. Lester, a former director and executive officer of the Company, and Susan Newkirk-Moore, a former executive officer of the Company, have each failed to file with the Company either a Form 5 for fiscal year 1996, or a written representation that no Form 5 was required.

                                   PROPOSAL I
                             ELECTION OF DIRECTORS

    The Articles of Incorporation and bylaws of the Company provide that the Board of Directors shall be composed of not less than nine nor more than twenty members, with the exact number to be determined each year by resolution of a majority of the full Board of Directors. The Board of Directors has fixed the number of directors for the ensuing year at twelve.

    Article VIII of the Company's Articles of Incorporation provides for the division of the Board into three classes as permitted by the laws of Kentucky. Election of directors to each of the three classes is staggered in order that one class of directors will be elected at each annual meeting. Under the laws of Kentucky, the three classes should be as equal in number as practicable. Accordingly, four Class III directors will be elected at the upcoming Annual Meeting.

    On June 17, 1996, the Board of Directors acting pursuant to the Bylaws of the Company increased the number of authorized directors by one, and elected Vince A. Berta as a Class III director to fill the vacancy thus created. Pursuant to the Kentucky Business Corporation Act, Mr. Berta's term will expire on the date of the Annual Meeting. Mr. Berta has been nominated for election as a Class III director at the Annual Meeting.

    Class I directors will be elected at the 1998 Annual Meeting of Shareholders, and Class II directors will be elected at the 1999 Annual Meeting of Shareholders.

    The following table contains information concerning all of the current directors whose terms extend beyond the date of the Annual Meeting and of all nominees for director of the Company, including their positions held with Trans Financial Bank, National Association located in Bowling Green, Kentucky ("TFBNA"), Trans Financial Bank, F.S.B. located in Russellville, Kentucky ("TFB,FSB"), and Trans Financial Bank Tennessee, National Association located in Cookeville, Tennessee ("TFBTn,NA") (collectively, the "Banks"); and Trans Financial Investment Services, Inc. located in Nashville, Tennessee ("TFIS"), and Trans Financial Mortgage Company located in Tullahoma, Tennessee ("TFMC") (together with the Banks, collectively, the "Subsidiaries"), and identifies those individuals who will be nominated for election at the Annual Meeting. The Class III directors will be elected to serve for a term of three years and until their successors have been elected and qualified.

                                                                       PRINCIPAL OCCUPATION,
                                                                        BUSINESS EXPERIENCE
                          POSITION AND OFFICE      POSITION AND           DURING PAST FIVE         DIRECTOR OF
                               HELD WITH           OFFICE HELD            YEARS AND OTHER            COMPANY
      NAME AND AGE            SUBSIDIARIES         WITH COMPANY          DIRECTORSHIPS HELD       OR BANKS SINCE
------------------------  --------------------  ------------------  ----------------------------  --------------

CLASS III DIRECTORS NOMINATED FOR ELECTION AT THE ANNUAL MEETING:

Vince A. Berta,           Director and          Director, Class     President and Chief                1996
  age 38                  Executive Vice        III; President and    Executive Officer of the
                          President of TFBNA;   Chief Executive       Company since June 4,
                          Director of TFMC      Officer               1996; formerly Executive
                                                                      Vice President, Senior
                                                                      Vice President and Chief
                                                                      Financial Officer of the
                                                                      Company, beginning in
                                                                      April 1993; formerly Vice
                                                                      President, PNC Financial
                                                                      Corp.

C.C. Howard Gray,         Director of TFBNA     Director, Class     President, James N. Gray           1977
  age 47                                        III                   Construction Co., Inc.

Carroll Knicely,          Director of TFBNA     Director, Class     President, Associated              1977
  age 68                                        III                   Publications, Inc.; Real
                                                                      estate developer

C. Cecil Martin,          Director of TFBNA     Director, Class     President, Center of               1990
  age 41                                        III                   Insurance, Inc.

                                                                       PRINCIPAL OCCUPATION,
                                                                        BUSINESS EXPERIENCE
                          POSITION AND OFFICE      POSITION AND           DURING PAST FIVE         DIRECTOR OF
                               HELD WITH           OFFICE HELD            YEARS AND OTHER            COMPANY
      NAME AND AGE            SUBSIDIARIES         WITH COMPANY          DIRECTORSHIPS HELD       OR BANKS SINCE
------------------------  --------------------  ------------------  ----------------------------  --------------
DIRECTORS WHOSE TERMS OF OFFICE EXTEND BEYOND THE ANNUAL MEETING:

Mary D. Cohron,           Director of TFBNA     Director, Class I   Employee and Consultant,           1979
  age 49                                                              Kentucky School Boards
                                                                      Association; Owner,
                                                                      Greencastle Farms, Inc.
                                                                      and The Aerobic Workout

Floyd H. Ellis,           Director of TFBNA     Director, Class I   President, Warren Rural            1977
  age 70                                                              Electric Co-op Corporation

David B. Garvin,          Director of TFBNA     Director, Class I   Chairman of the Board,             1989
  age 54                                                              Camping World, Inc.;
                                                                      Owner, Ironwood Farm

James D. Scott,           Director of TFBNA     Director, Class I   Chairman of the Board,             1994
  age 59                                                              Scotty's Contracting and
                                                                      Stone Company; President,
                                                                      Scotty's Development
                                                                      Company

Thomas R. Wallingford,    Director and          Director, Class I;  Retired; Former Chairman of        1994
  age 69                  Chairman of the       Chairman of the       the Board and President,
                          Board of TFBNA        Board                 Kentucky Community
                                                                      Bancorp, Inc.

Wayne Gaunce,             Director of TFBNA     Director, Class II  President, Gaunce                  1977
  age 63                                                              Management, Inc.,
                                                                      Caveland, Inc.; Director,
                                                                      Papa John's International,
                                                                      Inc.

Charles A. Hardcastle,    Director of TFBNA     Director, Class II  President, B.G. Chemicals,         1982
  age 64                                                              Inc., B.G. Paper Company,
                                                                      Consolidated Sanitary
                                                                      Supply

William B. Van Meter,     Director of TFBNA     Director, Class II  Chairman, Van Meter                1992
  age 50                                                              Insurance Agency, Inc.;
                                                                      Owner, Van Meter
                                                                      Investments

    If any of the nominees named above should become unwilling or unable to serve, the individuals named as proxies on the enclosed proxy form (the "Proxies") shall have the right to vote the shares represented by the proxy form for any substitute nominee that may be proposed by the Board of Directors. No circumstances are now known that would prevent any of the nominees named above from serving. The Proxies may also cumulatively vote the shares represented by the proxy form, and spread such votes among the nominees in any manner, if they deem such action appropriate; provided, however, that the Proxies may not vote the shares represented by the proxy forms for more than four nominees.

    There are no family relationships between any director or executive officer of the Company or any nominee. Except as otherwise described herein, there are no arrangements or understandings regarding the election of any of the foregoing nominees as directors. All nominations for membership on the Board of Directors originated with the Board of Directors.

    The Company has an Audit Committee consisting of directors Wallingford, Cohron, Ellis, Gray, Hardcastle, Knicely and Scott. It is the responsibility of the Audit Committee annually to cause audits to be made by auditors responsible only to the Board of Directors; to review the audits and operational procedures of the Company and the Subsidiaries; to ascertain whether the Subsidiaries are being operated in compliance with the requirements of the various regulatory authorities having jurisdiction over the Subsidiaries' operations; to review reports of examinations made by federal and state bank examiners and ascertain that any and all operational deficiencies set forth in such reports are satisfactorily corrected; to review the annual reports submitted by the internal auditors and ascertain that the internal auditors are carrying out internal audit programs that are adequate to verify that the policies and procedures formulated for the operation of the Company and the Subsidiaries are being followed and that a sufficient system of internal control is being maintained; and to report its findings to the Board of Directors. The Audit Committee met three times in 1996.

    The Company has a Compensation Committee consisting of directors Wallingford, Gaunce, Knicely, Martin and Van Meter. It is the responsibility of the Compensation Committee to review and approve issues pertaining to executive compensation and stock options granted or to be granted to the executive officers and employees of the Company and the Subsidiaries. The Compensation Committee met five times during 1996.

    The Company has no Nominating Committee. All nominations for membership on the Board of Directors originate with the Board of Directors.

    During 1996, there were fourteen meetings of the Company's Board of Directors. Each of the directors attended at least seventy-five percent (75%) of the aggregate of (1) the total number of meetings of the Board of Directors held during the period for which he or she was a director, and (2) the total number of meetings held by all committees of the Board on which he or she served.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

    The following table provides certain summary information concerning compensation paid or accrued by the Company and its Subsidiaries for the fiscal years ended December 31, 1994, 1995 and 1996, to or on behalf of (i) each person who served as the Company's Chief Executive Officer during 1996, and (ii) the other four most highly compensated executive officers of the Company (determined as of the end of 1996). These officers are referred to herein as the "Named Executive Officers."

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG TERM
                                                                                     COMPENSATION
                                                                                     -------------
                                                 ANNUAL COMPENSATION
                                  -------------------------------------------------     AWARDS
                                                                          OTHER      -------------
                                                                          ANNUAL      SECURITIES
                                                                         COMPEN-      UNDERLYING       ALL OTHER
  NAME AND PRINCIPAL POSITION       YEAR        SALARY        BONUS       SATION      OPTIONS (#)   COMPENSATION (1)
--------------------------------  ---------  -------------  ---------  ------------  -------------  ----------------
Vince A. Berta, President and          1996  $  175,000(2)  $  70,000         --          25,000     $    6,569(3)
  Chief Executive Officer              1995     170,000            --         --          44,000         12,203
                                       1994     134,000        22,540         --           6,000         13,459

Barry D. Bray, Executive Vice          1996  $  168,100     $  10,000         --           2,000     $    6,965(4)
  President and Chief Credit           1995     168,100            --         --           5,000         12,557
  Officer                              1994     164,000        26,404         --           3,000         18,169

James G. Campbell, Executive           1996  $  135,000     $  35,000  $  42,362(5)       37,500     $    5,811(6)
  Vice President and General           1995     109,615         8,350         --           6,000          9,496
  Sales Manager                        1994      94,615            --         --           4,000          9,325

Tommy Cole, Executive Vice             1996  $  118,269     $  70,000         --          35,000     $    6,269(7)
  President                            1995     107,997        20,830         --           1,500         10,411
                                       1994      97,769        23,400         --           3,000         10,904

Ronald Szejner, Executive Vice         1996  $  150,000     $  36,056  $  30,232(9)       12,500     $    6,390(10)
  President and Chief Trust            1995     108,400        58,065         --          37,000          7,738
  Officer (8)                          1994

Douglas M. Lester, former              1996  $  131,961     $      --         --          39,000     $   76,591(12)
  President, Chairman and Chief        1995     250,000            --         --         102,000         20,392
  Executive Officer (11)               1994     236,000        42,244         --          10,000         27,458

------------

 (1) Information concerning the Company's annual contribution to the Company's Employee Stock Ownership Plan for 1996 is not yet available.

 (2) Represents the full-year effect of a salary increase in mid-1995. Mr. Berta's salary was not increased for 1996.

 (3) Consists of the Company's matching contribution to the Company's Savings Investment Plan in the amount of $6,404, and premiums in the amount of $165 paid by the Company for term life insurance for the benefit of Mr. Berta.

 (4) Consists of the Company's matching contribution to the Company's Savings Investment Plan in the amount of $6,285 and premiums in the amount of $680 paid by the Company for term life insurance for the benefit of Mr. Bray.

 (5) Consists of $32,884 in moving expense reimbursement paid to Mr. Campbell pursuant to the human resource policies of the Company, and $9,478 for reimbursement of taxes payable on moving expense reimbursements.

 (6) Consists of the Company's matching contribution to the Company's Savings Investment Plan in the amount of $5,642 and premiums in the amount of $169 paid by the Company for term life insurance for the benefit of Mr. Campbell.

 (7) Consists of the Company's matching contribution to the Company's Savings Investment Plan in the amount of $6,131 and premiums in the amount of $138 paid by the Company for term life insurance for the benefit of Mr. Cole.

 (8) Mr. Szejner joined the Company in March 1995.

 (9) Consists of $18,910 in moving expense reimbursement paid to Mr. Szejner pursuant to the human resource policies of the Company, and $11,322 for reimbursement of taxes payable on moving expense reimbursements.

(10) Consists of the Company's matching contribution to the Company's Savings Investment Plan in the amount of $6,042 and premiums in the amount of $348 paid by the Company for term life insurance for the benefit of Mr. Szejner.

(11) Mr. Lester ceased to be an executive officer of the Company on June 4, 1996.

(12) Consists of the Company's matching contribution to the Company's Savings Investment Plan in the amount of $2,692, premiums in the amount of $768 paid by the Company for term life insurance for the benefit of Mr. Lester, and $76,131 in severance payments made pursuant to the Employment Agreement between Mr. Lester and the Company in connection with the termination of his employment on June 4, 1996.

STOCK OPTIONS

    The following table contains information concerning the grant of stock options to the Named Executive Officers during the fiscal year ending December 31, 1996.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                POTENTIAL REALIZABLE
                                              INDIVIDUAL GRANTS                                   VALUE AT ASSUMED
                               ------------------------------------------------                   ANNUAL RATES OF
                                                      PERCENT OF                                    STOCK PRICE
                                    NUMBER OF        TOTAL OPTIONS                                  APPRECIATION
                                    SECURITIES        GRANTED TO                                  FOR OPTION TERM
                                    UNDERLYING       EMPLOYEES IN    EXERCISE     EXPIRATION   ----------------------
            NAME                 OPTIONS GRANTED      FISCAL YEAR   PRICE($/SH)      DATE        5%($)       10%($)
-----------------------------  --------------------  -------------  -----------  ------------  ----------  ----------

                                      10,000(1)            2.05%     $  20.85       1/15/2006  $   74,500  $  242,200
                                      15,000(2)            3.07%     $  20.125     12/10/2006     189,825     481,125
Vince Berta

Barry D. Bray                          2,000(2)            0.41%     $  20.125     12/10/2006  $   25,310  $   64,150

                                      20,000(1)            4.10%     $  20.85       1/15/2006  $  149,000  $  484,400
                                       7,500(2)            1.54%     $  20.125     12/10/2006      94,913     240,563
                                      10,000(3)            2.05%     $  24.15      12/10/2006      86,300     280,500
James G. Campbell

                                      15,000(2)            3.07%     $  20.125     12/10/2006  $  189,825  $  481,125
                                      20,000(3)            4.10%     $  24.15      12/10/2006     172,600     561,000
Tommy Cole

                                       5,000(1)            1.02%     $  20.85       1/15/2006  $   37,250  $  121,100
                                       7,500(2)            1.54%     $  20.125     12/10/2006      94,913     240,563
Ronald Szejner

                                       4,000(4)            0.82%     $   5.625            (5)  $        0  $        0
                                      35,000(1)            7.17%     $  20.85             (5)           0           0
Douglas M. Lester

------------

(1) Option granted January 15, 1996 under the Company's 1995 Executive Stock Option Plan. The option becomes exercisable on January 15, 1999. The exercise date of the option will be accelerated upon the occurrence of a Change in Control of the Company, as defined in the Plan. See "Employment Contracts and Termination of Employment and Change in Control Arrangements."

(2) Option granted December 10, 1996 under the Company's incentive stock option plans. One-third of the option may be exercised on or after December 10, 1998, a second one-third may be exercised on or after December 10, 1999, and the final one-third may be exercised on or after December 10, 2000. The exercise date of the option may be accelerated upon the occurrence of a Change in Control of the Company, as defined in the Plans. See "Employment Contracts and Termination of Employment and Change in Control Arrangements."

(3) Option granted December 10, 1996 under the Company's 1995 Executive Stock Option Plan. The option becomes exercisable on December 10, 1999. The exercise date of the option will be accelerated upon the occurrence of a Change in Control of the Company, as defined in the Plan. See "Employment Contracts and Termination of Employment and Change in Control Arrangements."

(4) Under the terms of Mr. Lester's Employment Agreement, Mr. Lester was granted on January 1 of each year during the term of the agreement a nontransferable right to purchase 4,000 shares of Common Stock at $5.265 per share, exercisable only during the month of July and only while Mr. Lester was employed by the Company. The market price of the Common Stock on the date of grant was $17.875.

(5) This option expired on June 4, 1996, prior to the date it became exercisable, as a result of the termination of Mr. Lester's employment with the Company.

OPTION EXERCISES AND HOLDINGS

    The following table provides information with respect to the Named Executive Officers concerning the exercise of options during the last fiscal year ending December 31, 1996, and unexercised options held as of December 31, 1996:

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                                      NUMBER OF            VALUE OF
                                                                     SECURITIES           UNEXERCISED
                                                                     UNDERLYING          IN-THE-MONEY
                                                                     UNEXERCISED          OPTIONS AT
                                                                     OPTIONS AT           FISCAL YEAR
                                                                 FISCAL YEAR END(#)        END($)(2)
                                      SHARES                     -------------------  -------------------
                                    ACQUIRED ON       VALUE         EXERCISABLE/         EXERCISABLE/
              NAME                  EXERCISE(#)   REALIZED($)(1)    UNEXERCISABLE        UNEXERCISABLE
---------------------------------  -------------  -------------  -------------------  -------------------

Vince Berta                                  0      $       0           2,000/73,000     $13,000/$351,175

Barry D. Bray                                0      $       0          29,604/11,084     $365,053/$83,338

James G. Campbell                            0      $       0           2,666/46,834     $17,996/$146,567

Tommy Cole                                   0      $       0           7,665/39,167      $88,481/$75,794

Ronald Szejner                               0      $       0               0/49,500          $0/$258,938

Douglas M. Lester                        5,358      $  43,937                    0/0                $0/$0

------------

(1) Market price at time of exercise less exercise price.

(2) Market value of underlying securities at December 31, 1996 minus the exercise price at December 31, 1996.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL
  ARRANGEMENTS

    The Company has entered into agreements with certain officers of the Company, including Messrs. Berta, Campbell, Cole and Szejner, that provide for severance benefits in the event the officer's employment is terminated without cause at any time prior to December 31, 1997. Under these agreements, a termination of employment will be deemed "without cause" if the Company terminates the officer's employment for any reason other than certain causes set forth in the agreement, or if the officer terminates his employment with the Company after his salary has been reduced, his duties and responsibilities with the Company have been reduced, or he has been required to relocate more than 40 miles to perform the functions of his position with the Company. In the event of a termination without cause prior to December 31, 1997, the officer will receive salary continuation and medical benefits under the Company's standard medical benefits policies, for a period of eighteen months.

    Upon a Change in Control of the Company, as hereafter defined, the exercise dates of all outstanding options under the Company's 1995 Executive Stock Option Plan will accelerate, and the exercise dates of outstanding options under the Company's 1988 Stock Option Plan, 1990 Stock Option Plan, 1992 Stock Option Plan and 1994 Stock Option Plan (collectively, the "Prior Plans") may be accelerated, at the discretion of the Compensation Committee. To the extent that exercise dates of outstanding options are accelerated, each affected option may be exercised on or after the date of the Change in Control. In addition, the shares subject to the Company's stock option plans will be automatically converted into and replaced by shares of the common stock of the successor, or other equity securities having rights and preferences no less favorable than the common stock of the successor, and the number of shares subject to the options and the purchase price per share upon exercise of the options will be correspondingly adjusted so that there will be no change in the aggregate purchase price payable upon exercise of any such option. For a description of the provisions regarding a Change in Control included in the Company's proposed 1996 Consolidated Stock Option Plan, see "Proposal II" below.

    For purposes of the 1995 Executive Stock Option Plan, a Change in Control of the Company means:

    (a) any share exchange or merger or consolidation to which the Company or a significant Subsidiary of the Company is a party, or any purchase or other acquisition of substantially all of the business or assets of the Company or any significant Subsidiary, in any transaction or series of transactions, by another corporation or entity, if either (i) the Company will not be the surviving or acquiring corporation or will not own 100% of the outstanding capital stock of the surviving, acquiring or transferee corporate entity immediately following the consummation of the transactions contemplated by the plan or agreement of exchange, merger, consolidation, or sale of assets; or (ii) there will be a 25% change in the proportionate ownership of outstanding shares of voting stock of the Company as a result of the transactions contemplated by such plan or agreement of exchange, merger or consolidation or sale of assets;

    (b) any person (as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (the "Exchange Act")) is or becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act) of stock of the Company entitled to cast more than 20% of the votes at the time entitled to be cast generally for the election of directors;

    (c) more than 50% of the members of the Board shall not be Continuing Directors (meaning the directors of the Company (i) who were members of the Board on February 1, 1995, (ii) who subsequently became directors of the Company by a vote of the majority of the Continuing Directors then on the Board of Directors, or (iii) whose election or nomination for election by the Company's shareholders was approved by a vote of a majority of the Continuing Directors then on the Board of Directors); or

    (d) the Board or the shareholders of the Company approve, adopt, agree to recommend, or accept any agreement, contract, offer or other arrangement providing for, or any series of transactions resulting in, any of the transactions described above.

    For purposes of the Prior Plans, a Change in Control of the Company means:

    (a) any share exchange or merger or consolidation of the Company or a significant subsidiary of the Company if either (i) the Company will not be the surviving or acquiring corporation or will not own 100% of the outstanding capital stock of the surviving or acquiring corporation following the consummation of the transactions contemplated by the plan or agreement of exchange, merger or consolidation, or (ii) there will be a substantial change in the proportionate ownership of outstanding shares of voting stock of the Company as a result of the transactions contemplated by such plan or agreement of exchange, merger or consolidation;

    (b) any sale, lease, exchange, transfer or other disposition of all or any substantial part of the assets of the Company or a subsidiary of the Company followed by a liquidation of the Company;

    (c) the commencement of any tender offer, exchange offer or other purchase offer for, and/or any agreement to purchase, as much as (or more than) 25% of the outstanding Common Stock of the Company or a subsidiary of the Company; or

    (d) the Board or the shareholders of the Company approve, adopt, agree to recommend, or accept any agreement, contract, offer or other arrangement providing for, or any series of transactions resulting in, any of the transactions described above.

    Seventeen officers of the Company and its subsidiaries, including Messrs. Berta, Bray, Campbell and Cole, have nonqualified deferred compensation agreements with the Company or its subsidiaries, whereby the officers will receive deferred compensation upon retirement at age 65, death prior to age 65, or termination for any reason following a Change of Control of the Company. All benefits under each agreement are forfeited if the employee commits suicide, the employee's employment is terminated for any reason other than death or Change of Control of the Company, or the employee competes with the Company in violation of the noncompete provisions contained in the agreements.

REPORT OF COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE
  COMPENSATION

    This report reflects the Company's compensation policies with respect to its executive officers, as endorsed by the Compensation Committee of the Board of Directors, and the resulting actions taken by the Company for the reporting periods shown in the various compensation tables supporting this report.

    The Company through its executive compensation policies seeks to provide compensation that will enable the Company to compete for and retain talented executives who are critical to the Company's long-term success, support a pay for performance policy, motivate key senior officers to achieve strategic business initiatives and reward them for their achievements, and align the interests of executives with the long-term interests of shareholders through opportunities that can result in ownership of Common Stock. At present, the executive compensation program of the Company is comprised of salary, annual cash incentive opportunities, long term incentive opportunities in the form of stock options, and certain broad based employee benefit plans in which the executive officers participate, primarily the Company's Savings Investment Plan and Employee Stock Ownership Plan.

    In establishing salaries for executive officers at the beginning of 1996, the Compensation Committee adopted the recommendation from management that, based on the performance of the Company during 1995, no salary increases be given to senior executives of the Company and its Subsidiaries, with five exceptions. The exceptions were as follows: (1) Mr. Campbell was given an increase in salary in recognition of the increase in his duties and responsibilities in connection with his election to be President of TFBNA in January of 1996, (2) another executive officer was given an increase in salary based on his individual performance and contribution to the Company during 1995, and (3) three other executive officers were given increases in salary to make their salaries more competitive with salaries for similar positions in the financial services industry. These salary increases were made upon the recommendations of the Chief Executive Officer, which were basically subjective in nature, although the Chief Executive Officer's recommendations with respect to the increases based on competitive considerations were based on information obtained from published national salary surveys for compensation in the financial services industry nationally, that indicated that the executive officers' base salaries were significantly below the competitive range for the industry. In addition, at mid-year the new Chief Executive Officer recommended a salary increase for Mr. Cole. This recommendation was based on Mr. Cole's personal performance, and was in recognition of the significant contribution that the areas under Mr. Cole's supervision make to the financial performance of the Company. In addition, this salary increase was recommended for the same competitive considerations, based on the same national salary surveys, underlying the recommendations for salary increases for the three other executive officers at the beginning of the year. While the recommendation for the increase in Mr. Cole's salary was subjective in nature, it was based in large part on the national salary surveys described above. In each case, the Compensation Committee adopted the recommendations of management.

    Annual cash incentives for the Company's executive officers and certain other employees for 1996 were to be determined under the Company's Performance Incentive Plan (the "Incentive Plan"). Under the Incentive Plan, the Company's and the Subsidiaries' performance for 1996 was to be measured against goals established and approved by the Compensation Committee prior to the beginning of the year, in order to determine the cash incentives to be awarded. Performance measures were established for the Company in the categories of earnings per share, return on equity, operating efficiency, and acquisitions, and for the Banks in the categories of return on assets, deposit growth and operating efficiency. The performance measures and categories applicable to each of the participants were determined based on the participant's position with the Company or the Banks, and his or her resulting ability to affect the outcome of the Company or the Banks with respect to those performance measures. Cash incentives for a participant were to be determined as a percentage of his or her base salary on a sliding scale depending on the performance of the Company and the Banks in the categories applicable to that participant. For each of the categories, a minimum performance target was established for the Company or the Banks, below which no cash incentive would be awarded, and a maximum potential cash incentive award was also established. The cash incentive to be awarded to the participant would equal the sum of the incentives determined with respect to each category applicable to that participant.

    In June of 1996, the Board of Directors instituted changes in the management and direction of the Company. At that time, it became apparent that the minimum performance targets established under the Incentive Plan would not be met and that no cash incentives would be payable under the Plan to any officers or employees of the Company for 1996. In order to motivate the senior executives of the Company during this period of change in the Company, the Compensation Committee considered and adopted a new cash incentive plan for the remainder of the calendar year. This new plan established a goal for earnings per share for the third and fourth quarters of 1996, and established the amount of cash incentive payable to each participant if such goal was met, with no cash incentive to be paid if the goal was not met. The Company would have exceeded the established goal for earnings per share, but for a one-time assessment against the Banks by the Savings Association Insurance Fund ("SAIF"). The SAIF assessment was made against all savings and loan associations and all banks with SAIF insured deposits (which included all of the Banks) and resulted from congressional legislation enacted during the third quarter of 1996. The Compensation Committee determined that, in view of the special one-time nature of the SAIF assessment, and the fact that the senior officers had otherwise exceeded the goals and objectives that the new plan was designed to encourage, cash incentives under the new plan should be paid notwithstanding the SAIF assessment and its effect on the goal established under the new plan. Accordingly, cash incentives were paid under the new plan in January of 1997.

    Stock option grants under the Company's stock option plans (other than the 1995 Executive Stock Option Plan as described in the next paragraph) provide the right to purchase shares of Common Stock at a minimum of the fair market value on the date of grant. The fair market value for this purpose is defined as the closing price or the average of the bid and asked price on the previous trading day. Options under these plans are not exercisable during the first two years after the date of grant of the option. The option grants cover shares of Common Stock authorized under plans approved by the shareholders. The number of shares covered by each grant reflects the Compensation Committee's assessment of the individual's relative value to the Company, and is purely a subjective determination by the Committee, with input from the Chief Executive Officer with respect to all awards other than those to the Chief Executive Officer, with no specific quantitative criteria considered.

    Stock option grants under the Company's 1995 Executive Stock Option Plan have an exercise price equal to 120% of the fair market value on the date of grant, and provide an incentive to certain key executive officers of the Company to remain in the employ of the Company and to use their best efforts on its behalf. The fair market value for this purpose is defined as the closing price or the average of the bid and asked price on the previous trading day. Options granted under this plan are not exercisable during the first three years after the date of grant of the option. The Compensation Committee determines the executive officers who will receive options, and the number and terms of options granted to such executive officers. The recipients of and number of shares covered by each option grant reflect the Compensation Committee's assessment of the executive officer's relative value to the Company and is purely a subjective determination by the Committee, with input from the Chief Executive Officer with respect to all awards other than those to the Chief Executive Officer, with no specific quantitative criteria considered.

    Awards under the Company's Employee Stock Ownership Plan and Savings Investment Plan are based on a percentage of the base salary of each of the executive officers as determined under the respective plan. The Company's contributions to these plans during 1996 were invested in the Company's Common Stock.

    Douglas M. Lester served as Chief Executive Officer of the Company until June 4, 1996. Mr. Lester's salary was based principally on his rights under his Employment Agreement with the Company, dated January 1, 1991. Under the Employment Agreement, the Compensation Committee established Mr. Lester's minimum annual base salary for 1996 at $250,000, which reflected no increase over Mr. Lester's base salary for 1995. Under Mr. Lester's Employment Agreement, on January 1, 1996, Mr. Lester was granted an option to acquire 4,000 shares of the Company's common stock exercisable in July 1996. This option terminated at the time of the termination of Mr. Lester's employment with the Company, and was not exercised.

    On June 4, 1996, Vince A. Berta was elected Acting President and Chief Executive Officer, pending an executive search to fill this position to be conducted by a Search Committee established by the Board of Directors. The search included external candidates as well as Mr. Berta. As part of the search process, the Search Committee established a potential range for the salary of the successful candidate, based on the information obtained from published national salary surveys and advice from an executive search consultant retained by the Company. On December 16, 1996, after conclusion of the search and upon recommendation of the Search Committee, the Board of Directors elected Mr. Berta President and Chief Executive Officer. At the time of Mr. Berta's election as Acting President and Chief Executive Officer, no adjustment was made in the salary he received from the Company. Upon Mr. Berta's election as President and Chief Executive Officer, the Board of Directors set his salary at $250,000, which was the base salary of the previous Chief Executive Officer but which was lower than the minimum of the range of salaries previously established by the Search Committee. The Board of Directors also granted Mr. Berta a bonus in the amount of $25,000 in recognition of his efforts and achievements during the interim period, which was in addition to the bonus paid to Mr. Berta under the cash incentive plan adopted by the Compensation Committee after June 4, 1996, as described above.

    Submitted by the Compensation Committee of the Board of Directors.

Wayne Gaunce                   Carroll Knicely
C. Cecil Martin                William B. Van Meter
Thomas R. Wallingford

PERFORMANCE GRAPH

    Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the Nasdaq Market Index and a peer group index for the period of five fiscal years commencing January 1, 1992 and ending December 31, 1996. The peer group used in the peer group index, the MG Industry Group 045-East South Central Banks, consists of Alabama National Bancorp, AmSouth Bancorporation, Area Bancshares Corp, Banco Central Hispano, BancorpSouth, Britton & Koontz Capital Corp, Cardinal Bancshares, CBT Corporation, Colonial BancGroup, Community Federal Bancorp, Community Financial Group, Community Trust Bancorp, Compass Bancshares, Deposit Guaranty Corporation, Eufaula BancCorp, Farmers Capital Bank Corporation, First American Corporation, First Federal Financial, First M & F Corporation, First Tennessee National Corporation, Fort Thomas Financial Corporation, Gateway Bancorp, Hancock Holding Company, Kentucky First Bancorp, Mid America Bancorp, National Commerce Bancorporation, Peoples Banctrust Company, Peoples First Corporation, Peoples Holding Company, Premier Financial Bancorp, Regions Financial Corporation, S.Y. Bancorp, South Alabama Bancorp, Southern Banc Company, Southfirst Bancshares, SouthTrust Corporation, TF Financial Corporation, Trans Financial, Inc., Trustmark Corporation and Union Planters Corporation.

    The performance graph assumes that (i) $100 was invested on January 1, 1992, and (ii) dividends were reinvested during each fiscal year presented.

                               PERFORMANCE GRAPH

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                 1991     1992     1993     1994     1995     1996
Trans Financial, Inc.           $   100  $131.17  $146.58  $119.87  $171.22  $228.30
MG Industry Group 045-East      $   100  $103.72  $109.63  $110.09  $147.93  $191.11
  South Central Banks
NASDAQ Market Index             $   100  $100.98  $121.13  $127.17  $164.96  $204.98

DIRECTOR COMPENSATION

    Non-employee directors of the Company receive Common Stock in payment for their services as directors, under the Company's Directors Stock Compensation Plan. Under the Plan, the amount of Common Stock to be received by each director is determined based on the amount of fees that would be received by the director, divided by the average closing stock price for the Common Stock during the year. Fees earned by the directors for purposes of the Plan are as follows: an annual fee of $2,400, plus a fee of $250 for each regular Board of Directors meeting attended, $350 for each special Board of Directors meeting attended, and $150 for each Committee meeting attended. Only one fee is paid for joint committee meetings. Salaried employees of the Company or of its subsidiaries who also serve as directors receive no additional compensation for their services as directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Directors Cohron, Ellis, Garvin, Gaunce, Hardcastle, Knicely, Martin, Mastrapasqua, Van Meter and Wallingford served as members of the Compensation Committee of the Board of Directors at some time during the Company's last fiscal year ended December 31, 1996.

    Mr. Hardcastle, a director of the Company and of TFBNA and a member of the Audit Committee, is the owner of B.G. Paper Company, from which the Company purchases paper and other supplies. The aggregate amount of payments made to B.G. Paper Company during 1996 was $72,936.

    Mr. Hardcastle is also part owner of Ashley Center, Inc., which leases a branch office to TFBNA. The aggregate amount of payments made under the lease in 1996 was $17,110, and the aggregate amount of payments due under the lease for the current term, which expires March 2002, is $86,976.

    The spouse of Mr. Martin, a director of the Company and of TFBNA and a member of the Compensation Committee, is the owner of approximately fifteen percent (15%) of the Plaza Shopping Center of Elizabethtown, Inc., which leases a building to TFBNA for use as an operations facility. The aggregate amount of payments made under the lease in 1996 was $168,150, and the aggregate amount of payments due under the lease for the current term, which expires May 31, 2008, is $2,089,451.

    Mr. Martin is the part owner of an insurance agency, Center of Insurance, Inc., through which the Company and its Subsidiaries purchased insurance in 1996. Total insurance premiums paid to Mr. Martin's insurance agency during 1996 were approximately $407,612.

    Mr. Mastrapasqua, a director of the Company and of TFBNA and a member of the Executive Committee, is the owner of Mastrapasqua & Associates, Inc., an investment advisory and research company which has entered into agreements with TFBNA to (i) provide investment advisory services to the Company and to the Trust Department of TFBNA, and (ii) to act as subadviser for Trans Adviser Funds, Inc., an open-ended management company organized under the Investment Company Act of 1940 for which TFBNA acts as investment adviser. The aggregate amount of fees paid to Mastrapasqua & Associates, Inc. for both of these relationships during 1996 was $675,407.

    Mr. Mastrapasqua is also the owner of 814 Church Street L.L.C., a limited liability company that owns the real estate and improvements at 814 Church Street, Nashville, Tennessee, in which the Company leases space for a branch office of TFBTn,NA, offices for the Trust Department of TFBNA, and offices for TFIS. The aggregate amount of rent paid to 814 Church Street L.L.C. during 1996 was $375,365, and the aggregate amount of payments due to 814 Church Street, L.L.C. under this lease for the current term, which expires October 31, 2010, is $5,693,051. As part of this lease arrangement, 814 Church Street, L.L.C. assumed all of the Company's liability for lease payments for the furniture and office space in the Palmer Plaza office building in Nashville, Tennessee. This office space was formerly leased by the Company, and a portion thereof was subleased by the Company to Mastrapasqua & Associates, Inc. The Company's liability for these lease payments which was assumed by 814 Church Street L.L.C. (net of the amount which was payable to the Company by Mastrapasqua & Associates, Inc. under the sublease described above), totaled $172,603 for the remainder of the lease term, which expires February 28, 1997.

    Mr. Van Meter, a director of the Company and of TFBNA and a member of the Compensation Committee, is part owner of an insurance agency, Van Meter Insurance Agency, through which the Company purchases health insurance. Total insurance premiums paid for insurance purchased through Mr. Van Meter's insurance agency during 1996 were $413,456.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

    The Subsidiaries have had, and expect to have in the future, business and banking transactions in the ordinary course of business with certain of their directors and executive officers and their associates, as well as with corporations, partnerships or other entities with which they are connected as directors, officers or shareholders. The banking transactions between the Banks and the directors and executive officers were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. In the opinion of management of the Company and the Banks, such banking transactions do not involve more than the normal risk of collectibility or present other unfavorable features.

    Other transactions between the directors and the Company or the Subsidiaries are described under Compensation Committee Interlocks and Insider Participation.

                                  PROPOSAL II

                       APPROVAL OF TRANS FINANCIAL, INC.
                      1996 CONSOLIDATED STOCK OPTION PLAN

    The Board of Directors of the Company has adopted, subject to the approval of its shareholders, the Trans Financial, Inc. 1996 Consolidated Stock Option Plan (the "1996 Plan"), effective December 10, 1996. The Company and its shareholders have previously approved the 1988 Stock Option Plan, the 1990 Stock Option Plan, the 1992 Stock Option Plan and the 1994 Stock Option Plan (collectively, the "Prior Plans"), and the 1995 Executive Stock Option Plan (the "Executive Plan") to promote the interests of the Company by providing an incentive for officers and employees to remain in the employ of the Company and to use their best efforts on its behalf, and further to aid the Company in attracting, maintaining, and developing capable personnel of a caliber required to ensure the continued success of the Company. The 1996 Plan has been adopted by the Board of Directors to serve these same purposes, and the Board of Directors believes that the accomplishment of these purposes will result in increased shareholder value through profitable growth of the Company.

    Specifically, the purposes of the 1996 Plan are (i) to consolidate the Prior Plans into the new 1996 Plan for increased ease of administering future option grants, (ii) to provide 200,000 additional shares to be optioned to officers and employees to foster the purposes of the Company's option plans, as stated above, and (iii) with respect to all grants under the 1996 Plan, to provide to all officers and employees the advantages of certain terms regarding changes in control of the Company that are contained in the Executive Plan. A copy of the 1996 Plan is attached to this Proxy Statement as Appendix A.

    At the Annual Meeting, the shareholders of the Company will be asked to approve the 1996 Plan. Approval of the 1996 Plan by the Company's shareholders is required to provide to option recipients the favorable tax treatment afforded to incentive stock options under Section 422 of the Internal Revenue Code (the "Code"). Unless otherwise instructed, the persons named in the accompanying form of proxy will vote shares represented by properly executed proxies in favor of the 1996 Plan.

SUMMARY OF THE 1996 PLAN

    The 1996 Plan will be administered, interpreted and applied by a committee ("Committee") consisting of not less than two directors. The Committee is empowered to (a) select employees of the Company and its subsidiaries (including executive officers and directors who are salaried employees) to whom options will be granted under the 1996 Plan, (b) determine the number of shares subject to each option, (c) fix the period or periods during which an option may be exercised, (d) fix the prices at which shares subject to options may be purchased, and (e) determine all other questions relating to the administration of the 1996 Plan.

    The number of shares of Common Stock that may be issued under the 1996 Plan will be equal to the sum of (i) the number of shares available but not yet optioned under the Prior Plans as of December 10, 1996 (a total of 264,340 shares), (ii) the number of shares that would have become available for grant under the Prior Plans as a result of option forfeitures after December 10, 1996, and (iii) 200,000 additional shares. The number, price and kind of shares subject to the 1996 Plan may be subject to adjustments in the event of any reorganization, recapitalization, stock split, stock dividend, combination of shares, merger or consolidation, or any other change (after the effective date of the 1996 Plan) in the nature or number of shares of Common Stock of the Company in order to avoid the dilution of shares subject to outstanding options and to continue in force outstanding options by substituting thereunder the option shares of a successor corporation which may subsequently acquire the Company.

    While the Committee is empowered to establish the price at which shares may be purchased, the 1996 Plan requires that the option price must be at least equal to 100% of the fair market value of the shares on the date of the grant, as determined by the average of the closing bid and asked quotations or the closing high bid quotation, whichever is available, for the Common Stock in the over-the-counter market on the immediately preceding business day as reported by the Nasdaq Stock Market. As of February 21, 1997, the fair market value of the Common Stock for purposes of the 1996 Plan, as reported by the Nasdaq Stock Market, was $24.75 per share.

    The 1996 Plan fixes the maximum term of any option granted under the 1996 Plan at ten years from the date of the grant of the option. The 1996 Plan also generally provides that an option granted may not be exercised within two years from the date of its grant. Thereafter, options may be exercised on or after the anniversary date of grant in three equal installments so that the full grant may be exercised not sooner than four years after the date of grant. Notwithstanding the foregoing, if there is a Change in Control of the Company, as defined in the 1996 Plan, all outstanding options may become immediately exercisable, as described below. For this purpose, a Change in Control of the Company means:

    (a) any share exchange or merger or consolidation to which the Company or a Significant Subsidiary of the Company (meaning a subsidiary of the Company that meets either of the following: [i]the assets of the subsidiary exceed 40% of the total consolidated assets of the Company as of the end of the most recently completed fiscal year; or [ii] the subsidiary's income from continuing operations before income taxes and extraordinary items exceeds 40% of the consolidated income of the Company as of the most recently completed fiscal year) is a party, or any purchase or other acquisition of substantially all of the business or assets of the Company or any Significant Subsidiary, in any transaction or series of transactions, by another corporation or entity, if there will be a change of 25% or more in the proportionate ownership of outstanding shares of voting stock of the Company as a result of the transactions contemplated by such plan or agreement of exchange, merger or consolidation or sale of assets;

    (b) any person (as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (the "Exchange Act")) is or becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act) of stock of the Company entitled to cast more than 20% of the votes at the time entitled to be cast generally for the election of directors;

    (c) more than 50% of the members of the Board shall not be Continuing Directors (meaning the directors of the Company [i] who were members of the Board on December 10, 1996, or [ii] who subsequently became directors of the Company by a vote of the majority of the Continuing Directors then on the Board of Directors, or whose election or nomination for election by the Company's shareholders was approved by a vote of a majority of the Continuing Directors then on the Board of Directors); or

    (d) the Board or the shareholders of the Company approve, adopt, agree to recommend, or accept any agreement, contract, offer or other arrangement providing for, or any series of transactions resulting in, any of the transactions described above.

    Upon the occurrence of a Change in Control, all options granted prior to the Change in Control will become immediately exercisable, unless the Change in Control happens within two years of the date of approval of the 1996 Plan by the shareholders of the Company and is intended to be reflected as a pooling of interests for purposes of accounting, in which event the Board of Directors may revoke the provisions of the 1996 Plan regarding acceleration of the right to exercise. In addition, if the Company engages in a transaction within two years following adoption of this Plan by the shareholders of the Company, which transaction does not constitute a Change in Control but which the Company intends to reflect as a pooling of interests for accounting purposes, the Board of Directors may, at any time prior to a Change in Control, revoke the provisions regarding acceleration of the right to exercise upon a Change in Control, with respect to Options granted as of that time. If the Board of Directors exercises the right to revoke the provisions regarding acceleration of the right to exercise, each option previously granted under the 1996 Plan will become exercisable in accordance with the schedule provided for at the time of granting of that option.

    Options granted pursuant to the 1996 Plan are not transferable except upon the death of an optionee, in which event they may be transferred only in accordance with and to the extent provided for in the laws of descent and distribution of Kentucky. If an optionee ceases to be employed by the Company due to the optionee's death or total and permanent disability, the period during which the unexercised portion of his or her options may thereafter be exercised is restricted to a period of not more than one year after the date of the optionee's termination. The exercise period is extended to fifteen months if the optionee retires upon or after attaining the age of 65. If an optionee is dismissed from employment for cause, as determined by the Committee in its sole discretion, his or her options terminate as of the date of such determination. If an optionee's employment is terminated after a Change in Control, for reasons other than retirement, death, disability or cause, the exercise period will extend for six months after such termination. If any optionee ceases to be employed by the Company or its subsidiaries for any other reasons, the exercise period is limited to three months after the date of optionee's termination. An optionee who takes a leave of absence exceeding 90 days will be deemed to have terminated his or her employment on the 91st day of such leave.

    The option price for the Common Stock must be paid in full when the option is exercised. Subject to such rules as the Committee may impose, the option price may be paid in whole or in part in (a) cash, (b) whole shares of Common Stock owned by the optionee and evidenced by negotiable certificates or by a written attestation of ownership and consent to issue only the net shares (those equal in value to the difference between the option exercise price and the then-fair market value determined in accordance with the 1996 Plan), (c) by a combination of such methods of payment, or (d) such other consideration as shall constitute lawful consideration for the issuance of Common Stock and be approved by the Committee (including without limitation assurance satisfactory to the Committee from a broker registered under the Exchange Act of the delivery of the proceeds of an imminent sale of the Common Stock to be issued pursuant to the exercise of the option, such sale to be made at the direction of the optionee).

    Employees of the Company and its subsidiaries (including executive officers and directors who are salaried employees) are eligible to participate in the 1996 Plan if the Committee determines, from time to time in its sole discretion, that they have contributed in the past or are likely to contribute materially in the future to the successful performance of the Company. The Committee has not yet determined all of the persons who may be eligible as key employees entitled to options under the 1996 Plan, and, therefore, the amount of options to be received under the 1996 Plan is not determinable at this time.

    While the Board of Directors of the Company intends to continue the 1996 Plan in effect until the scheduled termination date on December 10, 2006, the Board may modify, amend or terminate the 1996 Plan without a vote of the shareholders.

GRANTS MADE SUBJECT TO SHAREHOLDER APPROVAL OF THE 1996 PLAN

    Subject to approval of the 1996 Plan by the full Board of Directors and by the shareholders, the Compensation Committee of the Company adopted the 1996 Plan and granted to employees of the Company options to purchase an aggregate of 185,400 shares of Common Stock at an exercise price of $20.125 on December 10, 1996. The full Board of Directors approved and adopted the 1996 Plan, and approved of the grant of options thereunder, on December 16, 1996. The action of the Compensation Committee, as approved by the Board of Directors, provided that, if the 1996 Plan was not approved by the shareholders at the next Annual Meeting, then all options granted on December 10, 1996 would be deemed granted under the Prior Plans. Options under the 1996 Plan were granted to the Named Executive Officers as follows: Mr. Berta, 15,000 shares; Mr. Bray, 2,000 shares; Mr. Campbell, 7,500; Mr. Cole, 15,000 shares; and Mr. Szejner, 7,500 shares. Options under the 1996 Plan granted to all current executive officers of the Company totaled 87,500.

    As of February 21, 1997, the fair market value of the Common Stock for purposes of the 1996 Plan, as reported by the Nasdaq Stock Market, was $24.75.

FEDERAL INCOME TAX CONSEQUENCES

    It is intended that, to the extent possible, each option granted under the terms of the 1996 Plan will constitute an "Incentive Stock Option" as contemplated and defined in Section 422 of the Code. However, the Committee may in its discretion grant options under the 1996 Plan that do not qualify as Incentive Stock Options, and any options that are exercised by an Optionee more than three months after the optionee's date of retirement will not qualify as Incentive Stock Options. Generally, there will be no income tax consequences to the optionee or to the Company when an option is granted.

    When an option or portion thereof that qualifies as an Incentive Stock Option (a "Qualified Option") is exercised, there will generally be no income tax consequences to the optionee or the Company. If the optionee holds the Common Stock acquired upon exercise of a Qualified Option for one year, upon later disposition of that stock, long-term capital gain or loss, as the case may be, will be recognized, equal to the difference between the amount realized upon such disposition and the exercise price. If the optionee disposes of such stock within one year of the exercise of the Qualified Option, the optionee will recognize ordinary income in the amount of the difference between the fair market value of the Common Stock on the date of exercise and the exercise price, and the Company will be entitled to deduct an equal amount as compensation expense. In addition, the optionee will recognize long-term or short-term capital gain or loss, as the case may be, equal to the difference between the amount realized upon such disposition and the basis for the stock, which will include the amount previously recognized as ordinary income. The holding period for capital gains purposes will commence on the day the optionee acquires the shares pursuant to the Qualified Option.

    When an option or portion thereof that does not qualify as an Incentive Stock Option (an "Unqualified Option") is exercised, the optionee will recognize ordinary income in amount of the difference between the fair market value of the Common Stock on the date of exercise and the exercise price, and the Company will be entitled to deduct an equal amount as compensation expense. Upon disposition of the stock by the optionee, the optionee will recognize long-term or short-term capital gain or loss, as the case may be, equal to the difference between the amount realized upon such disposition and the basis for the stock, which will include the amount previously recognized as ordinary income. The holding period for capital gains purposes will commence on the day the optionee acquires the shares pursuant to the Unqualified Option.

EFFECT ON POTENTIAL TAKEOVER ATTEMPTS INCLUDING POSSIBLE DISADVANTAGE

    While the purpose of the 1996 Plan is to promote the interests of the Company by attracting, maintaining and affording an incentive to key management employees, certain provisions of the 1996 Plan may have an anti-takeover effect. In the event of a Change in Control, the ability to exercise all outstanding options may be accelerated, as described above. Additionally, in the event of a Change in Control, the common stock or other comparable securities of the acquiring entity may be substituted for the Common Stock of the Company subject to the 1996 Plan and outstanding options granted thereunder.

    The effect of these provisions of the 1996 Plan may be to discourage an unsolicited tender offer or other unsolicited takeover bid for the Company's Common Stock. These provisions of the 1996 Plan may make the Company a less attractive takeover target. Additionally, these provisions may encourage persons desiring to take over or control the Company to initiate such action through negotiations with the then incumbent Board of Directors and management instead of through a direct offer to the shareholders. The provisions of the 1996 Plan could make the accomplishment of a transaction more difficult or more costly even if the transaction is favorable to the interests of the shareholders. However, these provisions of the 1996 Plan may also encourage management of the Company to focus on the merits and the consummation of the transaction, without being distracted by any potential negative consequences of the transaction on options granted to them under the 1996 Plan.

VOTE REQUIRED

    The adoption of this proposal will require the affirmative vote of a majority of the shares of the Company's Common Stock represented in person or by proxy at the Annual Meeting and entitled to vote on the proposal.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THIS
PROPOSAL.

                   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

    For the years ended December 31, 1994, 1995 and 1996, the accounting firm of KPMG Peat Marwick LLP served as the Company's and the Banks' independent public accountants and auditors. Upon the recommendation of management, the Board of Directors has approved the selection of KPMG Peat Marwick LLP to serve as the Company's independent public accountants and auditors for the year ending December 31, 1997.

    A representative from the firm of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting and will be available to make a statement should he desire to do so, and respond to questions of the shareholders.

                    SHAREHOLDER PROPOSALS AND OTHER MATTERS

    In order to be included in the Company's proxy statement and proxy for the annual meeting of the shareholders of the Company in 1998, any proposals which a shareholder intends to present at that meeting must be received by the Secretary of the Company not later than November 3, 1997.

    Any shareholder may strike out the names of the proxies designated by the Board of Directors on the form of proxy and may write in and substitute the name of any other person and may deliver the revised form of proxy to such other person whom the shareholder may wish to designate as proxy for the purpose of representing the shareholder at the Annual Meeting.

    At the time of preparation of this proxy material, the Company knows of no other matters to be presented for action at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy card intend to vote the shares represented thereby in accordance with their judgment.

    The annual report of the Company filed with the Securities and Exchange Commission on Form 10-K is available to shareholders, upon written request to the Company's Secretary, at no cost to the shareholders.

                                          By Order of the Board of Directors,
                                          Jay B. Simmons
                                          Senior Vice President
                                          General Counsel and Secretary

Bowling Green, Kentucky
February 28, 1997

                                   APPENDIX A
                             TRANS FINANCIAL, INC.
                      1996 CONSOLIDATED STOCK OPTION PLAN

    Trans Financial, Inc. (the "Company") hereby establishes this 1996 Consolidated Stock Option Plan (the "Plan") for the purpose of amending and restating the Company's 1988 Stock Option Plan, 1990 Stock Option Plan, 1992 Stock Option Plan and 1994 Stock Option Plan (collectively the "Prior Plans"), and adding additional shares to those available under the Prior Plans for Options.

    The Company adopts this Plan to promote the interests of the Company by affording an incentive to certain key employees to remain in the employ of the Company and its Subsidiaries and to use their best efforts on its behalf, resulting in increased shareholder value through profitable growth; and further to aid the Company and its Subsidiaries in attracting, maintaining, and developing capable personnel of a caliber required to ensure the continued success of the Company and its Subsidiaries, through the opportunity for stock ownership offered under this Plan.

                            SECTION 1 -- DEFINITIONS

    1.1 BOARD OF DIRECTORS. The term "Board of Directors" means the Board of Directors of the Company.

    1.2 BUSINESS COMBINATION. The term "Business Combination" means any business combination between the Company or a Subsidiaries and any entity other than the Company or a Subsidiary, that does not constitute a Change in Control but which the Company intends to reflect as a pooling of interests for accounting purposes.

    1.3 CHANGE IN CONTROL. The term "Change in Control" means: [i] any share exchange or merger or consolidation to which the Company or a Significant Subsidiary of the Company is a party, or any purchase or other acquisition of substantially all the business or assets of the Company or any Significant Subsidiary in any transaction or series of transactions, by another corporation or entity, if there will be a 25% change in the proportionate ownership of outstanding shares of voting stock of the Company as a result of the transactions contemplated by such plan or agreement of exchange, merger, consolidation or sale of assets; [ii] any person (as that term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act) of stock of the Company entitled to cast more than 20% of the votes at the time entitled to be cast generally for the election of directors; [iii] more than 50% of the members of the Board shall not be Continuing Directors (which term, as used herein, means the directors of the Company (x) who are members of the Board on December 10, 1996, or (y) who subsequently became directors of the Company by a vote of a majority of the Continuing Directors then on the Board of Directors, or whose election or nomination for election by the Company's stockholders was approved by a vote of a majority of the Continuing Directors then on the Board of Directors); or [iv] the Board or the shareholders of the Company approve, adopt, agree to recommend, or accept any agreement, contract, offer or other arrangement providing for, or any series of transactions resulting in, any of the transactions described above.

    1.4 CODE. The word "Code" means the Internal Revenue Code of 1986, as amended.

    1.5 COMMON STOCK. The term "Common Stock" means the Company's common stock or the common stock or securities of a Successor that have been substituted therefor pursuant to Section 8.

    1.6 COMPANY. The word "Company" means Trans Financial, Inc., a Kentucky corporation, with its principal place of business at 500 East Main Street, Bowling Green, Kentucky 42101.

    1.7 DISABILITY. The word "Disability" means, as defined by and to be construed in accordance with Code Section 22(e)(3), any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than

12 months, and which renders the Optionee unable to engage in any substantial gainful activity. An Optionee shall not be considered to have a Disability unless the Optionee furnishes proof of the existence thereof in such form and manner, and at such time, as the Plan Committee may require.

    1.8 EXCHANGE ACT. The term "Exchange Act" means the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder as amended from time to time.

    1.9 INCENTIVE STOCK OPTION. The term "Incentive Stock Option" means an option to purchase Common Stock granted under Section 4 of the Plan which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

    1.10 NONQUALIFIED STOCK OPTION. The term "Nonqualified Stock Option" means an option to purchase Common Stock granted under Section 4 of the Plan which is not intended to be an Incentive Stock Option.

    1.11 OPTION. The term "Option" shall mean an Incentive Stock Option or a Nonqualified Stock Option.

    1.12 OPTION PRICE. The term "Option Price" means the price to be paid for Common Stock upon the exercise of an Option granted under the Plan, in accordance with Section 6.2.

    1.13 OPTIONEE. The word "Optionee" means an individual to whom Options have been granted under the Plan.

    1.14 OPTIONEE REPRESENTATIVE. The term "Optionee Representative" means the personal representative of the Optionee's estate, and after final settlement of the Optionee's estate, the successor or successors entitled thereto by law.

    1.15 PLAN. The word "Plan" means the Trans Financial, Inc. 1996 Consolidated Stock Option Plan, as set forth herein, and as amended from time to time.

    1.16 PLAN COMMITTEE. The term "Plan Committee" means the committee appointed by the Board to administer the Plan, pursuant to Section 3.

    1.17 SIGNIFICANT SUBSIDIARY. The term "Significant Subsidiary" means any Subsidiary which meets either of the following: [i] the assets of the Subsidiary exceed 40% of the total consolidated assets of the Company as of the end of the most recently completed fiscal year; or [ii] the Subsidiary's income from continuing operations before income taxes and extraordinary items exceeds 40% of the consolidated income of the Company as of the most recently completed fiscal year.

    1.18 SUBSIDIARY. The word "Subsidiary" or "Subsidiaries" means, as defined in Code Section 424(t), any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of an Option, under the Plan, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock of one of the other corporations in such chain.

    1.19 SUCCESSOR. The word "Successor" means the entity surviving a merger or consolidation with the Company, or the entity that acquires all or a substantial portion of the Company's assets or outstanding capital stock (whether by merger, purchase or otherwise).

                       SECTION 2 --SHARES SUBJECT TO PLAN

    2.1 AUTHORIZED SHARES FROM THE PRIOR PLANS. Any Options that have been issued and are currently outstanding shall remain issued and outstanding. The Prior Plans, as they exist prior to adoption of this Plan, shall continue to control all terms and conditions of options granted before December 10, 1996. Options granted by the Plan Committee on or after December 10, 1996 shall be governed by this Plan, as an amendment to and restatement of the Prior Plans.

    2.2 AUTHORIZED UNISSUED SHARES. Subject to the provisions of Section 8, the shares to be delivered upon exercise of Options granted under the Plan shall be made available, at the discretion of the Board, from the authorized unissued shares of Common Stock.

    2.3 AGGREGATE NUMBER OF SHARES. Subject to adjustments and substitutions made pursuant to the provisions of Section 8, the aggregate number of shares that may be issued upon exercise of all Options that may be granted under the Plan shall be the aggregate number of shares provided for in the Prior Plans, minus any shares of Common Stock actually issued upon exercise of an option granted under the Prior Plans, plus an additional 200,000 shares of Common Stock. Annex A sets forth the number of shares of Common Stock originally available for option pursuant to the Prior Plans, the number of shares issued prior to December 10, 1996 pursuant to the Prior Plans, the number of shares subject to outstanding option agreements which may, if not exercised, be available under this Plan pursuant to Section 2.4, and the net number of shares available for Option as of December 10, 1996 if all Prior Plan Options are exercised before they lapse.

    2.4 SHARES SUBJECT TO EXPIRED OPTIONS. If any Option granted under the Plan or the Prior Plans expires or terminates for any reason without having been exercised in full in accordance with the terms of the respective plan, the shares of Common Stock subject to, but not delivered under such Option shall become available for any lawful corporate purpose, including for transfer pursuant to other options granted to the same employee or other employees without decreasing the aggregate number of shares of Common Stock that may be granted under the Plan.

                           SECTION 3 --ADMINISTRATION

    The Plan shall be administered by the Plan Committee, whose membership shall be determined and reviewed from time to time by the Board. The Plan Committee shall consist of not less than two members of the Board. The Plan Committee shall have full power and authority to construe, interpret, and administer the Plan and may from time to time adopt such rules and regulations for carrying out the Plan as it may deem proper and in the best interests of the Company. The interpretation of any provisions of the Plan by the Plan Committee shall be final, conclusive, and binding upon all persons, and the officers of the Company shall place into effect and shall cause the Company to perform its obligations under the Plan in accordance with the determinations of the Plan Committee in administering the Plan. The decision of a majority of the members of the Plan Committee shall constitute the decision of the Plan Committee and the Plan Committee may act either at a meeting at which a majority of the members of the Plan Committee is present, or by a writing signed by all of the members of the Plan Committee.

                          SECTION 4 --GRANT OF OPTIONS

    Subject to the terms, provisions and conditions of the Plan, the Plan Committee shall have exclusive jurisdiction: [i] to select officers of the Company and its Subsidiaries to participate in the Plan; [ii] to determine the number of shares covered by each Option, [iii] to determine the time or times when Options will be granted; [iv] to determine whether the Option shall be an Incentive Stock Option or a Nonqualified Stock Option; [v] to fix such other provisions of any stock option agreement as it may deem necessary or desirable consistent with the terms of the Plan; and [vi] to determine all other questions relating to the administration of the Plan. Notwithstanding the foregoing, the Plan Committee shall have authority to delegate to one or more "insider" participants in the Plan the authority to determine the "non-insider" individuals to whom Options may be granted, the number of shares of Common Stock to be granted under such Options, and the price to be paid for the Common Stock upon the exercise of each Option. For purposes of the preceding sentence, "insider" shall mean and refer to an individual who is subject to the reporting requirements of Section 16 of the Securities Exchange Act at the time of the granting of an Option.

                            SECTION 5 --ELIGIBILITY

    The employees of the Company or any of its Subsidiaries who, in the opinion of the Plan Committee, are from time to time materially responsible for the management of the business or have materially contributed, or will in the future materially contribute, to the successful performance of the Company or of any of its Subsidiaries, shall be eligible to be granted Options under the Plan; provided, however, that no employee may be granted Options if, at the time such Options are granted, the employee owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries.

                  SECTION 6 -- TERMS AND CONDITIONS OF OPTIONS

    Each Option granted under the Plan shall be evidenced by a stock option agreement (the "Stock Option Agreement") signed by the Optionee and by a member of the Plan Committee on behalf of the Company. The Stock Option Agreement shall constitute a binding contract between the Company and the Optionee, and every Optionee, upon acceptance of the Stock Option Agreement, shall be bound by the terms and restrictions of the Plan and of the Stock Option Agreement. The Stock Option Agreement shall be subject to the following express terms and conditions and to such other terms and conditions that are not inconsistent with the Plan as the Plan Committee may deem appropriate:

    6.1 OPTION EXERCISE PERIOD. The Option shall be exercisable in such manner and within such period or periods as shall be determined by the Plan Committee upon payment in full, in cash and/or Common Stock, of the Option Price.

        [a] The Option shall lapse at the earliest of the following times:

           [1] ten years after the date of grant; or

           [2] in the event of the termination of Optionee's employment with the Company or any of its Subsidiaries:

               [A] fifteen months after such termination of employment because of the Optionee's retiring upon or after attaining the age of 65; provided, however, that with respect to any Option not yet exercisable at the date of termination, Optionee may exercise an Option during such fifteen month period only to the extent the Optionee would have the right to exercise such Option pursuant to
           Section 6.1[b] on the date of exercise, and in no event shall additional exercise rights accrue after the date that is one year after the date of termination of employment;

               [B] one year after such termination of employment because of Optionee's death or Disability; provided, however, that the Optionee may exercise an Option during such one year period only to the extent the Optionee had the right to exercise such Option at the date of such termination;

               [C] immediately upon the determination by the Committee, in its sole discretion, that the Optionee's employment was terminated for cause;

               [D] six months after such termination of employment, if such termination of employment occurs after a Change in Control and is for reasons other than retirement, death, Disability or cause as provided in subsections [A] through [C] above; provided, however, that the Optionee may exercise an Option during such six month period only to the extent the Optionee had the right to exercise such Option at the date of such termination; or

               [E] three months after such termination of employment for any reason other than the reasons set forth in subsections [A] through [D] above; provided, however, that Optionee may exercise an Option during such three month period [i] only to the extent the Optionee had the right to exercise such Option at the date of such termination, and [ii] if the termination was the result of the resignation of the Optionee, only so long as the Optionee does not become employed by or render services for a financial institution having an office within an area of 100 miles from any office of the Company or any of its Subsidiares; or

           [3] any earlier times set by the grant.

    Termination of employment shall be deemed to occur on the earlier of: [i] the date of termination of Optionee's employment; or [ii] the date on which written notice of such termination is delivered by the Company to the Optionee.

        [b] Time First Exercisable. Except to the extent provided otherwise by
    Section 6.5, in no event shall an Option be exercisable during the first two years after the date of grant. Thereafter, Options may be exercised on or after the anniversary of the date of grant in three equal annual installments so that the full grant may be exercised not sooner than four years after the date of grant. If the holder of the Option shall not purchase all of the Common Stock which he or she is entitled to purchase in any given installment period, the right to purchase the Common Stock not purchased in such installment period shall continue until the lapse or termination of such. No Option or installment thereof shall be exercisable except in respect of whole shares, and fractional share interests shall be disregarded.

    6.2 OPTION PRICE. The Option Price per share of Common Stock shall be set by the grant, but shall in no instance be less than the fair market value of the Common Stock on the date of grant. The fair market value of Common Stock shall be determined by the average of the closing bid and asked quotations or the closing high bid quotation, whichever is available, for the Common Stock in the over-the-counter market, as reported by the National Association of Securities Dealers Automated Quotation System National Market, on the business day immediately preceding the date of grant. The Option Price shall be subject to adjustments in accordance with the provisions of Section 8 of this Plan.

    6.3 EXERCISE IN THE EVENT OF DEATH, DISABILITY, RETIREMENT OR CHANGE IN CONTROL. Options may be exercised during an Optionee's life only by the Optionee, unless the Optionee shall be incapacitated, and then by the duly-authorized personal representative of the Optionee. The Optionee's estate may exercise an Option after the Optionee's death. In each case, an Option may only be exercised during the time periods specified in Section 6.1, and only for the number of shares exercisable as provided in Section 6.1. If the Optionee exercises Options after the termination of Optionee's employment [i] because of Optionee's retiring upon or after attaining the age of 65, or [ii] that occurs (for reasons other than death or Disability) after the occurrence of a Change in Control, any Options exercised more than three months after the date of such termination shall be treated as Nonqualifed Stock Options for tax purposes.

    6.4 MAXIMUM AMOUNT. The aggregate fair market value (determined as of the time the Option is granted pursuant to Section 6.2) of the Common Stock with respect to which a Optionee's Incentive Stock Options are exercisable for the first time during any calendar year (under this and all other stock option plans of the Company and its Subsidiaries) shall not exceed $100,000. Options or portions of Options that become exercisable for the first time during any calendar year, for any reason, in excess of the $100,000 limit described herein, shall be treated as Nonqualified Stock Options for tax purposes.

    6.5 ACCELERATION. Notwithstanding the provisions of Section 6.1[b], if there is a Change in Control, then the right to exercise all Options shall be accelerated [i] immediately upon the Change in Control if it occurs more than two years following the adoption of the Plan by the stockholders of the Company; [ii] immediately upon the Change in Control if the transaction in which it occurs is not intended to be reflected as a pooling of interests for accounting purposes; or [iii] if the Change in Control occurs within two years following adoption of the Plan by the stockholders of the Company and the transaction with respect to which the Change in Control occurs is intended to be reflected as a pooling of interests for accounting purposes, on earlier to occur of [x] the date which is three months after the occurrence of the Change in Control or [y] the date of consummation of such transaction, unless prior to that date the Board of Directors finds that the acceleration of the right to exercise Options would prevent the transaction being reflected as a pooling of interests for accounting purposes. If the Company or a Subsidiary engages in a Business Combination within two years following adoption of this Plan by the stockholders of the Company, and if the Board of Directors finds that a future acceleration of the right to exercise Options upon the occurrence of a Change in Control would prevent the Business Combination being reflected as a pooling of interests for accounting purposes, the Board of Directors may, at any time prior to a Change in Control, revoke the provisions of this Section 6.5 regarding acceleration of the right to exercise with respect to any Options granted prior the earlier of [i] the date of the finding by the Board of Director, or [ii] two years following the adoption of the Plan by the stockholders of the Company.

    6.6 LEAVES OF ABSENCE. The Plan Committee may, in its discretion, treat all or any portion of any period during which an Optionee is on military duty or on an approved leave of absence from the Company or a Subsidiary as a period of employment of such Optionee by the Company or Subsidiary for purposes of the Plan. Notwithstanding the foregoing, if a leave of absence exceeds 90 days and reemployment is not guaranteed by contract or statute, the Optionee's employment by the Company or a Subsidiary for the purposes of the Plan shall be deemed to have terminated on the 91st day of the leave.

    6.7 MANNER OF EXERCISE. To exercise an Option, the Optionee shall deliver to the Company: [i] seven days' prior written notice specifying the number of shares as to which the Option is being exercised and, if determined by counsel for the Company to be necessary, representing that such shares are being acquired for investment purposes only and not for purpose of resale or distribution; and [ii] payment by the Optionee, or a broker-dealer (as provided in Section 6.8), for such shares at the Option Price for the number of shares with respect to which the Option is exercised. On or before the expiration of the seven day notice period, and provided that all conditions precedent contained in the Plan are satisfied, the Company shall, without transfer or issuance tax or other incidental expenses to Optionee, deliver to Optionee, at the offices of the Company, a certificate or certificates for the Common Stock. If Optionee fails to accept delivery of the Common Stock, the Optionee's rights to exercise the applicable portion of the Option shall terminate.

    6.8 PAYMENT FOR SHARES. Except as otherwise provided in this Section 6, the Option Price for the Common Stock shall be paid in full when the Option is exercised. Subject to such rules as the Plan Committee may impose, the Option Price may be paid in whole or in part in [i] cash, [ii] whole shares of Common Stock owned by the Optionee evidenced by negotiable certificates or by a written attestation of ownership and consent to issue only the net shares (those equal in value to the difference between the Option Price and the then-fair market value determined in accordance with Section 6.2) upon exercise, [iii] by a combination of such methods of payment, or [iv] such other consideration as shall constitute lawful consideration for the issuance of Common Stock and be approved by the Plan Committee (including without limitation, assurance satisfactory to the Plan Committee from a broker registered under the Exchange Act that the proceeds of an imminent sale of the Common Stock to be issued pursuant to the exercise of such Option, such sale being made at the direction of the Optionee, will be delivered to the Company in satisfaction of the Option Price). If payment of the Option Price is made in Common Stock, the value of the Common Stock used for payment of the Option Price shall be the fair market value of the Common Stock, determined in accordance with Section 6.2, on the business day preceding the day written notice of exercise is delivered to the Company.

    6.9 MAXIMUM NUMBER OF SHARES. In no event shall an Optionee be granted under the Plan during any one calendar year Options to purchase, in the aggregate, in excess of 50,000 shares.

    6.10 INVESTMENT REPRESENTATION. Each Stock Option Agreement may provide that, upon demand by the Plan Committee for such a representation, the Optionee or Optionee's Representative shall deliver to the Plan Committee at the time of any exercise of an Option or portion thereof a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation before delivery of Common Stock issued upon exercise of an Option and before expiration of the Option Period shall be a condition precedent to the right of the Optionee or Optionee's Representative to purchase Common Stock.

    6.11 TRANSFERABILITY OF OPTIONS. An Option granted under the Plan may not be transferred by the Optionee otherwise than by will or the laws of descent and distribution, and during the lifetime of the Optionee to whom granted, may be exercised only by such Optionee.

    6.12 NO RIGHTS AS SHAREHOLDER. No Optionee or Optionee's Representative shall have any rights as a shareholder with respect to Common Stock subject to Optionee's Option before the date of transfer to the Optionee of a certificate or certificates for such shares.

    6.13 NO RIGHTS TO CONTINUED EMPLOYMENT. The Plan and any Option granted under the Plan shall not confer upon any Optionee any right with respect to continuance of employment by the Company or any Subsidiary, nor shall it interfere in any way with the right of the Company or any Subsidiary by which an Optionee is employed to terminate Optionee's employment at any time.

             SECTION 7 -- COMPLIANCE WITH OTHER LAWS AND REGULATION

    The Plan, the grant and exercise of Options thereunder, and the obligation of the Company to sell and deliver Common Stock under the Options, shall be subject to all applicable federal and state laws, rules and regulations and to all approvals by any government or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for Common Stock before [i] the listing of the Common Stock on any stock exchange or over-the-counter market on which the Common Stock may then be listed, and [ii] the completion of any qualification of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable.

  SECTION 8 -- CAPITAL ADJUSTMENTS AFFECTING STOCK, MERGERS AND CONSOLIDATIONS

    8.1 CAPITAL ADJUSTMENTS. In the event of capital adjustment after the effective date of the Plan in the Common Stock of the Company by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger or consolidation, or any other change (after the effective date of the Plan) in the nature or number of shares of Common Stock of the Company, a proportionate adjustment shall be made in the maximum number and kind of shares which may be delivered under the Plan, and in the Option Price under and the number and kind of shares of Common Stock covered by outstanding Options granted under the Plan. By virtue of such a capital adjustment, the price of any share under an Option shall be adjusted so that there will be no change in the aggregate purchase price payable upon exercise of such Option. Such determinations by the Plan Committee shall be conclusive.

    8.2 CHANGE IN CONTROL. Without limiting the generality of the foregoing, if there is a Change in Control and, as a result of the transactions contemplated by the Change in Control, a Successor will acquire all or a substantial portion of the assets or outstanding capital stock of the Company, then the kind of shares of common stock which shall be subject to the Plan and to each outstanding Option shall automatically be converted into and replaced by shares of common stock, or such other class of equity securities having rights and preferences no less favorable than common stock, of the Successor, and the number of shares subject to the Options and the purchase price per share upon exercise of the Options shall be correspondingly adjusted, so that, by virtue of such Change in Control of the Company, each Optionee shall have the right to purchase [i] that number of shares of the Successor which, as of the date of the Change in Control, have a fair market value equal to the fair market value of the shares of the Company theretofore subject to an Option, [ii] for a purchase price per share which, when multiplied by the number of shares of the Successor subject to the Option, shall equal the aggregate exercise price at which the Optionee could have acquired shares of the Company under such Option.

    8.3 NO EFFECT ON COMPANY'S RIGHTS. The granting of an Option pursuant to the Plan shall not affect in any way the right and power of the Company to make adjustments, reorganizations, reclassifications, or changes of its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets; provided, however, that the Company shall not, and shall not permit its Subsidiaries to, recommend or agree or consent to a transaction or series of transactions which would result in a Change of Control of the Company unless and until the person or persons acquiring or succeeding to assets or capital stock of the Company or its subsidiaries as a result of such transaction or transactions agrees to be bound by the terms of the Plan so far as it pertains to Options therefore granted and agrees to assume and perform the obligations of the Company and its Successor hereunder.

                          SECTION 9 -- TAX WITHHOLDING

    Upon the exercise of an Option granted by the Plan, the Company shall have the right to withhold from any payment due to Optionee or Optionee's Representative, or to require Optionee or Optionee's Representative to remit to the Company, an amount sufficient to satisfy all federal, state and local withholding tax requirements; alternatively, the Company shall have the right to retain Common Stock otherwise payable to the Optionee or Optionee's Representative pursuant to exercise of the Option in an amount sufficient to satisfy such withholding requirements before delivery to the Optionee or Optionee's Representative any certificate(s) for shares of Common Stock.

              SECTION 10 -- AMENDMENT, SUSPENSION. OR TERMINATION

    The Board shall have the right, at any time, to amend, suspend or terminate the Plan in any respect that it may deem to be in the best interests of the Company, except that, without approval by shareholders of the Company holding not less than a majority of the votes represented and entitled to be voted at a duly held meeting of the Company's shareholders, no amendment shall be made if shareholder approval is necessary to continue to qualify the Plan under the Securities and Exchange Commission Rule 16b-3 or to maintain the Plan as one under which Incentive Stock Options may be granted.

    In granting an Option, the Board may establish any conditions that it determines are consistent with the purposes and provisions of the Plan, including, without limitation, a condition that the granting of an Option is subject to the surrender for cancellation of any or all outstanding Options held by the Optionee. Any new Option made under this Section 10 may contain such terms and conditions as the Board may determine, including an exercise price that is lower than that of any surrendered Option.

    Any amendment or alteration of the Plan may be limited to, or may exclude from its effect, a particular class of Optionees. No amendment of the Plan may, without the consent of the Optionee, make any changes in any outstanding Option theretofore granted under the Plan which would adversely affect the rights of such Optionee.

                SECTION 11 -- EFFECTIVE DATE, TERM AND APPROVAL

    The effective date of the Plan shall be December 10, 1996 with respect to the Common Stock reserved for Options under the Prior Plans (which plans allowed amendment by the Plan Committee as was resolved with respect to these changes on that date), and on December 16, 1996 with respect to the additional shares made available pursuant to Section 2.3. The Plan was adopted by the Compensation Committee of the Board on December 10, 1996 and by the Board on December 16, 1996, subject to approval by stockholders of the Company holding not less than a majority of the shares represented and entitled to vote at its 1997 annual meeting. The Plan shall terminate on December 10, 2006, and no Options may be granted under the Plan after such time, but any Option granted prior thereto may be exercised in accordance with its terms.

                   SECTION 12 -- GOVERNING, LAW; SEVERABILITY

    The Plan shall be governed by the laws of the Commonwealth of Kentucky. The invalidity or unenforceablity of any provision of the Plan or any Option granted pursuant to the Plan shall not affect the validity and enforceability of the remaining provisions of the Plan and the Options granted hereunder, and such invalid or unenforceable provision shall be stricken to the extent necessary to preserve the validity and enforceability of the Plan and the Options granted hereunder.

    Dated as of December 16, 1996, but effective as of the dates set forth above.

                                          TRANS FINANCIAL, INC.

                                          By: __________________________________

                                          Title: _______________________________

--------------------------------------------------------------------------------

                                    ANNEX A
                        STOCK AVAILABLE FROM PRIOR PLANS

                                                                                NET NO. OF
                              AGGREGATE NO.                                       SHARES
                                OF SHARES                    NO. OF SHARES     AVAILABLE FOR
                               ORIGINALLY                      SUBJECT TO      OPTION AS OF
                              AVAILABLE FOR  NO. OF SHARES       OPTION        DECEMBER 10,
         PRIOR PLAN              OPTIONS        ISSUED         AGREEMENTS          1996
----------------------------  -------------  -------------  ----------------  ---------------
1988........................       93,333         30,707           55,749            6,877

1990........................       88,888         21,128           54,790           12,970

1992........................      250,666            134          138,714          111,818

1994........................      425,000              0          292,325          132,675

                             TRANS FINANCIAL, INC.
                            BOWLING GREEN, KENTUCKY
                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 28, 1997
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

    The undersigned shareholder in Trans Financial, Inc., Bowling Green, Kentucky (the "Corporation") hereby constitutes and appoints Gregg Hall and Roger Lundin, or either of them, his true and lawful attorneys and proxies, with full power of substitution in and for each of them, to vote all shares of the Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Bowling Green-Warren County Convention Center, 1021 Wilkinson Trace, Bowling Green, Kentucky, on Monday, April 28, 1997, 3:00 p.m. Central Time, or at any adjournment or adjournments thereof, on any and all of the proposals contained in the Notice of the Annual Meeting of Shareholders, with all the powers the undersigned would possess if present personally at said meeting, or at any adjournment or adjournments thereof.
    The Directors recommend a vote FOR Proposals 1 and 2.

1.   ELECTION OF DIRECTORS
      FOR all nominees listed below / /           WITHHOLD AUTHORITY / /
      (except as marked to the contrary,     to vote for all nominees listed
            see Instruction below)                        below
     Vince A. Berta, C.C. Howard Gray, Carroll Knicely and C. Cecil Martin (to
     be elected as Class III directors as set forth in the proxy statement).
     (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
     WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW:)
     --------------------------------------------------------------------------
2.   PROPOSAL TO APPROVE THE TRANS FINANCIAL, INC. 1996 CONSOLIDATED STOCK
     OPTION PLAN.
     / / FOR               / / AGAINST               / / ABSTAIN

    The above-named proxies are granted the authority, in their discretion, to act upon such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED ABOVE WITH THE DISCRETIONARY AUTHORITY DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT, AND FOR PROPOSAL 2.

    This Proxy may be revoked at any time prior to the time the presence of a quorum has been determined and declared, by a written notice of revocation executed by the undersigned and delivered to the Secretary of the Corporation.

                                          Dated _________________________ , 1997
                                          ______________________________________
                                          ______________________________________

                                          PLEASE SIGN EXACTLY AS YOUR NAME
                                          APPEARS AND RETURN THIS PROXY
                                          IMMEDIATELY IN THE ENCLOSED STAMPED
                                          SELF-ADDRESSED ENVELOPE. IF ACTING AS
                                          EXECUTOR, ADMINISTRATOR, TRUSTEE OR
                                          GUARDIAN, YOU SHOULD SO INDICATE WHEN
                                          SIGNING. IF THE SIGNER IS A
                                          CORPORATION, PLEASE SIGN THE FULL
                                          CORPORATE NAME, BY DULY AUTHORIZED
                                          OFFICER. IF SHARES ARE HELD JOINTLY,
                                          EACH STOCKHOLDER NAMED SHOULD SIGN.